UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

Freeport-McMoRan Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 North Central Avenue
Phoenix, AZ	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02. Results of Operations and Financial Condition.

On January 24, 2019, Freeport-McMoRan Inc. (FCX) issued a press release announcing its fourth-quarter and year ended 2018 financial and operating results, referencing supplementary schedules, a copy of which was furnished with FCX's Current Report on Form 8-K (Item 2.02) filed on January 24, 2019. This amendment is being filed solely for the purpose of revising certain information as described herein.

Subsequent to issuing its January 24, 2019, press release and prior to filing its Annual Report on Form 10-K for the year ended December 31, 2018, FCX determined that an adjustment is required related to the application of relevant accounting rules to reflect the impact on deferred tax liabilities of the change in PT Freeport Indonesia's (PT-FI's) statutory tax rates associated with its special mining license granted on December 21, 2018.

The adjustment to PT-FI's deferred tax liability increased fourth-quarter net income by $345 million and resulted in net income attributable to common stock totaling $485 million ($0.33 per share) in fourth-quarter 2018 and $2.6 billion ($1.78 per share) for the year 2018. The adjustment had no effect on net operating cash flows or fourth-quarter adjusted net income attributable to common stock of $161 million ($0.11 per share), as reported in FCX’s January 24, 2019, press release.

The impact of the adjustment is shown in the table below and is reflected in the revised supplemental schedules pages IV through VIII, which supersede and replace supplemental schedules pages IV through VIII of FCX’s January 24, 2019, press release. The revised pages of the supplemental schedules are included in Exhibit 99.1 hereto.

	Three Months Ended 12/31/2018			Year Ended 12/31/2018
	As Reported	Adjust-ment	Revised	As Reported	Adjust-ment	Revised
	(In Millions, Except Per Share Amounts)

(Loss) income from continuing operations before income taxes and equity in affiliated companies’ net earnings	$(181)	$—	$(181)	$3,892	$—	$3,892
Benefit from (provision for) income taxes	169	383	552	(1,374)	383	(991)
Equity in affiliated companies’ net earnings	3	—	3	8	—	8
Net (loss) income from continuing operations	(9)	383	374	2,526	383	2,909
Net income (loss) from discontinued operations	4	—	4	(15)	—	(15)
Net (loss) income	(5)	383	378	2,511	383	2,894
Net loss (income) attributable to noncontrolling interests (continuing operations)	145	(38)	107	(254)	(38)	(292)
Net income attributable to common stock	$140	$345	$485	$2,257	$345	$2,602

Diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.09	$0.24	$0.33	$1.56	$0.24	$1.79	(1)
Discontinued operations	—	—	—	(0.01)	—	(0.01)
	$0.09	$0.24	$0.33	$1.55	$0.24	$1.78	(1)
(1) Does not foot across because of rounding

Other than as described herein, the information included in FCX’s press release announcing fourth-quarter and year ended 2018 financial and operating results remains unchanged.

Item 7.01. Regulation FD Disclosure.

On January 24, 2019, FCX presented slides in connection with its fourth-quarter 2018 earnings conference call conducted via the internet on January 24, 2019, a copy of which was furnished with FCX’s Current Report on Form 8-K (Item 7.01) filed on January 24, 2019. The impact of the adjustment described in Item 2.02, which is incorporated by reference herein, is reflected in revised slides 23 and 33, which supersede and replace slides 23 and 33 presented by FCX on January 24, 2019. The revised slides are included in Exhibit 99.2 hereto. The adjustment had no effect on adjusted earnings before interest, taxes and depreciation (Adjusted EBITDA) as reported in FCX’s slides presented on January 24, 2019. Other than as described herein, the information included in FCX’s slides presented on January 24, 2019 remains unchanged.

The information furnished pursuant to Item 2.02 and this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Revised supplemental schedules pages IV through VIII of FCX’s press release dated January 24, 2019, titled “Freeport-McMoRan Reports Fourth-Quarter and Year Ended 2018 Results.”

99.2	Revised slides 23 and 33 presented in connection with FCX’s fourth-quarter 2018 earnings conference call conducted via the internet on January 24, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: February 7, 2019